CONSENT OF SOLE DIRECTOR OF MICRO MAMMOTH SOLUTIONS, INC.

Pursuant to the laws of the State of Nevada and the By-Laws of micro Mammoth Solutions, Inc. (the "Corporation"), the undersigned sole Director of the Corporation does hereby adopt the following Resolutions:

RESOLVED: That Agustin Viola is hereby elected to be and made Vice President and Chief Financial Officer of the Corporation; and

RESOLVED: That Duncan J. Farmer is hereby elected to be and made Secretary of the Corporation; and

RESOLVED: That, by the consent of the majority of shareholders of the Corporation, the Corporation's wholly-owned subsidiary, Atlas Capital Partners, LLC, shall be merged into the Corporation and the Corporation shall file appropriate Articles of Merger with the appropriate offices of the State of Arizona; and

RESOLVED: That, by the consent of the majority of shareholders of the Corporation, the Articles of Incorporation of the Corporation shall be amended to change the name of the Corporation to Atlas Capital Holdings, Inc.

Dated this 25th day of January, 2010.

Christopher Davies, Sole Director

PLAN OF MERGER BETWEEN ATLAS CAPITAL PARTNERS, LLC AND MICRO MAMMOTH SOLUTIONS, INC.

Pursuant to NRS 92 A.180 Atlas Capital Partners, LLC, a Florida Limited Liability Company ("Atlas") (the "Merging Constituent Entity") and Micro Mammoth Solutions, Inc., a Nevada Corporation ("Micro") (the "Surviving Constituent Entity") agree and certify as follows:

1. The name of the Merging Constituent Entity is Atlas Capital Partners, LLC. Atlas is a Florida Limited Liability Company and a wholly-owned subsidiary of Micro Mammoth Solutions, Inc.

2. The name of the Surviving Constituent Entity is Micro Mammoth Solutions, Inc. Micro is a Nevada Domestic Corporation.

3. The Membership Interests of Atlas were acquired by Micro through the issuance of two shares of Micro common stock for each unit of Atlas fractional membership interest. Micro issued a total of 10,300,000 to acquire 100 % ownership of Atlas.

4. Pursuant to NRS 92 A.180 (3), the Board of Directors of Micro adopted this Plan of Merger and provided a copy thereof to each of the former members of Atlas and will provide a copy to each shareholder of Micro who requests a copy.

5. The name of the Surviving Constituent Entity shall be changed to "Atlas Capital Partners" by Amendment to the Articles of Incorporation of Micro Mammoth Solutions, Inc.

Dated this 25th day of January, 2010.

Atlas Capital Partners, LLC

Managing Member

Micro Mammoth Solutions, Inc.

Duncan J. Forner

Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

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Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Atlas Capital Partners, LLC
Name of merging entity

Florida	Foreign Limited Liability Company
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Micro Mammoth Solutions, Inc.
Name of surviving entity

Nevada	Domestic Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

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2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):**

Attn: Christopher Davies

c/o: CSC Services of Nevada, Inc.
502 East John Street
Carson City, Nevada 89706

3) **(Choose one)**

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) **Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):**

(a) Owner's approval was not required from

Atlas Capital Partners, LLC
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Micro Mammoth Solutions, Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
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(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

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5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Amendment to Article 1 of the Articles of Incorporation changing the name of the surviving entity to Atlas Capital Holdings, Inc.

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

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8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Atlas Capital Partners LLC
Name of merging entity

X [signature]	Managing Member	01/ /2010
Signature	**Title**	**Date**

Christopher Davies
Name of merging entity

X		
Signature	**Title**	**Date**

Name of merging entity

X		
Signature	**Title**	**Date**

Name of merging entity

X		
Signature	**Title**	**Date**

Micro Mammoth Solutions, Inc.
Name of surviving entity

X Duncan J. Faroni	Secretary	01/ /2010
Signature	**Title**	**Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

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This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Micro Mammoth Solutions, Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Article 1 is Amended and Restated to change the name of the corporation to Atlas Capital Holdings, Inc.

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Micro Mammoth Solutions, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 has been amended to change the name of Micro Mammoth Solutions, Inc. to Atlas Capital Holdings, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 15,600,000 favor, more than 67%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.